Exhibit (n)(4)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of Portman Ridge Finance Corporation of our report dated March 15, 2019 relating to the financial statements of Harvest Capital Credit Corporation, which appears in Harvest Capital Credit Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

February 4, 2022